Item - 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal

On February 28, 2024, Wang Fei ("Mr. Wang") resigned from the Chief Executive Officer and Chairman of the Board position of Yong Bai Chao New Retail Corporation (the "Company"), effective on February 28, 2024.
Mr. Wang did not advise the Company of any disagreement with the Company on any matter relating to its operation, policies, or practices. Concurrently therewith, Baobin He was appointed to serve as the sole executive officer and director of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YONG BAI CHAO NEW RETAIL CORPORATION

Date: February 28, 2024

By:/s/ Fei Wang
Fei Wang
Chief Executive Officer